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                                                                    EXHIBIT 99.1

AREA
BANCSHARES
CORPORATION
--------------------------------------------------------------------------------

                                  MEDIA RELEASE

FOR IMMEDIATE RELEASE
         October 18, 2000

       AREA BANCSHARES CORPORATION ANNOUNCES RECORD THIRD QUARTER EARNINGS

         Owensboro, Kentucky - October 18, 2000 - Area Bancshares Corporation (NASDAQ:AREA), reported record core operating earnings, net income less non-core items (securities gains and nonrecurring items), for the third quarter of 2000 of $8.16 million or $0.50 per diluted share compared to $7.17 million or $0.42 per diluted share in 1999. These amounts reflect increases of $992 thousand, or 13.8%, and $0.08, or 19.0%, respectively. Cash based core operating earnings, core operating earnings adjusted for amortization of intangibles, totaled $9.39 million or $0.57 per diluted share during the current quarter compared to $7.89 million or $0.46 per diluted share reported during the same period of 1999. The increases were $1.50 million, or 19.0%, and $0.11, or 23.9%, for cash based core operating earnings and cash based diluted earnings per share, respectively. The details of the non-core items are presented in the table below "Core Operating and Cash-Based Core Operating Net Income."

THREE MONTHS ENDED SEPTEMBER 30, 2000                                          CORE                             CASH-BASED
(Amounts in thousands except per              REPORTED         NON-CORE      OPERATING        INTANGIBLE           CORE
share data and percentages)                    INCOME          ITEMS (1)       INCOME        AMORTIZATION         INCOME
Income before taxes                            $9,376           $ 2,294       $11,670          $ 1,574           $13,244
Income tax expense                              2,703               803         3,506              351             3,857
                                               ------           -------       -------          -------           -------
NET INCOME                                     $6,673           $ 1,491       $ 8,164          $ 1,223           $ 9,387
                                               ======           =======       =======          =======           =======
Per diluted share                              $ 0.41           $  0.09       $  0.50          $  0.07           $  0.57
Return on average assets (2)                    0.97%                           1.19%                              1.41%
Return on average equity (2)                    9.71%                          11.87%                             18.07%

(1)  See Non-Core Items Detail below.  (2) Percentages annualized.

THREE MONTHS ENDED SEPTEMBER 30, 1999                                          CORE                          CASH-BASED
(Amounts in thousands except per             REPORTED         NON-CORE       OPERATING       INTANGIBLE         CORE
share data and percentages)                   INCOME          ITEMS (1)       INCOME        AMORTIZATION        INCOME
Income before taxes                           $11,108           $ (896)       $10,212          $ 868           $11,080
Income tax expense                              3,354             (314)         3,040            153             3,193
                                              -------           ------        -------          -----           -------
NET INCOME                                    $ 7,754           $ (582)       $ 7,172          $ 715           $ 7,887
                                              =======           ======        =======          =====           =======
Per diluted share                             $  0.45           $(0.03)       $  0.42          $0.04           $   .46
Return on average assets (2)                    1.37%                           1.27%                            1.41%
Return on average equity (2)                   11.49%                          10.62%                           13.37%

(1)  See Non-Core Items Detail below.  (2) Percentages annualized.


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ABC Release
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         Reported net income for the third quarter of 2000 was $6.67 million, a decrease of $1.08 million, or 13.9%, from net income earned in the third quarter of 1999 which totaled $7.75 million. Diluted earnings per share decreased $0.04, or 8.9% to $0.41 from $0.45 earned in the quarter ended September 30, 1999. The decrease in reported net income in the current quarter compared to the third quarter of 1999 was largely the result of an after-tax charge for the cost of the previously announced consolidation of affiliate operations and charters of $1.49 million ($0.09 per diluted share) and a reduction in after-tax gains on the sale of securities of $582 thousand ($0.03 per diluted share) partially offset by the growth of net interest income and all other non-interest income.

         Year-to-date core operating earnings were $22.65 million, or $1.37 per diluted share, compared to $18.96 million, or $1.11 per diluted share, during the first nine months of 1999. This is an increase of $3.69 million, or 19.5%, and a per share increase of $0.26 or 23.4%. Cash based core operating earnings for the nine months ended September 30, 2000 increased to $26.70 million, or $1.62 per diluted share, compared to the $21.11 million or $1.23 per diluted share reported in the same period of 1999. These amounts represent a $5.59 million or 26.5% increase in earnings and a $0.39 or 31.7% increase in diluted earnings per share amounts.

NINE MONTHS ENDED SEPTEMBER 30, 2000                                          CORE                            CASH-BASED
(Amounts in thousands except per             REPORTED         NON-CORE      OPERATING       INTANGIBLE           CORE
share data and percentages)                   INCOME         ITEMS (1)       INCOME        AMORTIZATION         INCOME
Income before taxes                           $45,583        $(13,071)       $32,512           $5,047           $37,559
Income tax expense                             15,604          (5,744)         9,860              998            10,858
                                              -------        --------       --------           ------           -------
NET INCOME                                    $29,979        $ (7,327)      $ 22,652           $4,049           $26,701
                                              =======        ========       ========           ======           =======
Per diluted share                             $  1.82        $  (0.45)      $   1.37           $ 0.25           $  1.62
Return on average assets (2)                    1.48%                          1.12%                              1.35%
Return on average equity (2)                   14.61%                         11.04%                             16.56%

(1)  See Non-Core Items Detail below. (2) Percentages annualized.

NINE MONTHS ENDED SEPTEMBER 30, 1999                                           CORE                           CASH-BASED
(Amounts in thousands except per             REPORTED         NON-CORE       OPERATING        INTANGIBLE         CORE
share data and percentages)                   INCOME         ITEMS (1)        INCOME         AMORTIZATION       INCOME
Income before taxes                          $48,707         $(22,615)       $26,092           $2,605          $28,697
Income tax expense                            15,177           (8,047)         7,130              461            7,591
                                             -------         --------        -------           ------          -------
NET INCOME                                   $33,530         $(14,568)       $18,962           $2,144          $21,106
                                             =======         ========        =======           ======          =======
Per diluted share                            $  1.96         $  (0.85)       $  1.11           $ 0.12          $  1.23
Return on average assets (2)                   2.00%                           1.13%                             1.28%
Return on average equity (2)                  16.87%                           9.54%                            12.22%

(1)  See Non-Core Items Detail below. (2) Percentages annualized.

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ABC Release
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         Reported net income for the nine months ended September 30, 2000 was
$29.98 million compared to $33.53 million earned in the same period of 1999. The current year-to-date reported net income was $3.55 million, or 10.6% below the first nine months of 1999. On a diluted share basis, year-to-date net income per share declined $0.14, or 7.1% to $1.82 from $1.96 in the first nine months of 1999. The decrease in net income was largely the result of a reduction in after-tax gains on the sales of securities from $13.83 million ($0.81 per diluted share) during the first nine months of 1999 to $8.97 million ($0.54 per diluted share) and an after-tax consolidation expense of $1.49 million ($0.09 per diluted share) in the current year-to-date period, partially offset by the growth of net interest income and all other non-interest income.

         Area also reported that it is restating its previously reported net income for the three-months ended March 31, 2000. The restatement is being done to correct the accounting for a portion of the deferred taxes associated with the acquisition that was completed on January 31, 2000. The restatement resulted in an increase in income tax expense of $1.28 million and a corresponding reduction in goodwill recorded in accounting for the acquisition. The effects of the restatement have been included in the results reported for the nine-months ended September 30, 2000. Core operating earnings and cash-based core operating earnings were unaffected by the restatement. For the three-month period ended March 31, 2000, the originally reported net income of $12.88 million or $0.78 per diluted share has been restated to $11.60 million or $0.70 per diluted share.

         Results for the third quarter of 2000 and the current year-to-date period include the acquisition of the Eifler Group, which was completed in October 1999, and the January 31, 2000 cash purchases of Peoples Bank of Murray, Murray, Kentucky; Dees Bank of Hazel, Hazel, Kentucky; Bank of Lyon County, Eddyville, Kentucky; and Bank of Livingston County, Tiline, Kentucky ("Western Kentucky Affiliated Banks"). Total assets on January 31, 2000 of the Western Kentucky Affiliated Banks were approximately $383.35 million. Area paid a total of $78.20 million in conjunction with these acquisitions. The Western Kentucky Affiliated Banks acquisition was accounted for using the purchase method of accounting, and resulted in the recording of approximately $32.95 million of intangibles.

         Net interest income, on a tax equivalent basis, was $28.78 million during the current quarter and $82.96 million in the nine months ended September 30, 2000 compared to $23.92 million and $68.44 million during the same periods in 1999. The increases were $4.86 million, or 20.3%, and $14.52 million, or 21.2% for the three and nine-month periods ended September 30, 2000, respectively. Net interest margin for the third quarter of 2000 remained essentially unchanged at 4.56% in comparison to the 4.55% reported for the same period of 1999.

         The provision for loan losses in the third quarter was $588 thousand compared to $145 thousand in the same period of 1999 and $1.22 million for year-to-date 2000 compared to $501 thousand during the first nine months of 1999. The increase in the provision for loan losses was due mainly to growth in the loan portfolio. Net charge-offs in the third quarter of 2000 were $338 thousand compared to $199 thousand in the third quarter of 1999 and $896 in the first nine months of 2000 compared to $510 thousand during the same period in 1999. Net charge-offs as a percent of average loans increased to 0.07% (annualized) in the third quarter of 2000 compared to 0.05% (annualized) in the third quarter of 1999 and totaled 0.06% (annualized) for the first nine months of 2000 versus 0.05% (annualized) during the similar period in 1999. These ratios are very low compared to Area's historical levels and there is no assurance that these levels will not increase in the future.

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ABC Release
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         During the first quarter Area announced that it would undertake a consolidation of its operations during 2000. During the quarter, Area made significant progress towards consolidating the operations and charters of its affiliate banks (other than Vine Street Trust, Lexington) to gain operating efficiencies and raise brand awareness by adopting the common name of "Area Bank". Revised estimates of the annual savings from the consolidation are approximately $5.04 million pre-tax. Revised estimates of the one-time costs associated with the consolidation are approximately $4.46 million. These one-time costs represent the pre-tax consolidation expense of $2.29 million taken in the third quarter of 2000 and $2.17 million of capitalized infrastructure and equipment costs that will be depreciated and amortized over the next 3-to-10 years. Management believes there will be no significant additional costs related to the consolidation in the future. The expected annual savings of approximately $5.04 million will not begin to be fully realized until the third quarter of 2001.

         Area Bancshares Corporation, a $2.75 billion multi-bank holding company headquartered in Owensboro, Kentucky, is the largest bank-holding company headquartered in Kentucky and operates 12 banks with 75 banking facilities in 39 cities throughout Kentucky. Through its subsidiaries, Area offers a broad range of banking and bank-related services.

         The following unaudited statistical summary is provided as supplemental information:

                                                                 AS OF AND FOR THE             AS OF AND FOR THE
                                                                  3 MONTHS ENDED                  9 MONTHS ENDED
                                                                   SEPTEMBER 30                   SEPTEMBER 30
OPERATING HIGHLIGHTS (UNAUDITED)                                2000           1999            2000           1999
(Amounts in thousands except per share data)
Net income                                                   $ 6,673        $ 7,754        $ 29,979       $ 33,530
Core operating net income                                      8,164          7,172          22,652         18,962
Cash-based core operating net income                           9,387          7,887          26,701         21,106
Basic earnings per share                                        0.41           0.46            1.83           1.98
Core operating basic earnings per share                         0.50           0.43            1.38           1.12
Cash-based core operating basic earnings per share              0.57           0.47            1.63           1.25
Diluted earnings per share                                      0.41           0.45            1.82           1.96
Core operating diluted earnings per share                       0.50           0.42            1.37           1.11
Cash-based core operating diluted earnings per share            0.57           0.46            1.62           1.23



                                                                 AS OF AND FOR THE              AS OF AND FOR THE
                                                                   3 MONTHS ENDED                 9 MONTHS ENDED
                                                                    SEPTEMBER 30                  SEPTEMBER 30
SELECTED RATIOS AND DATA (UNAUDITED)                           2000            1999            2000           1999
(Percentages amounts annualized)
Return on average assets                                      0.97%           1.37%           1.48%          2.00%
Core operating return on average assets                       1.19%           1.27%           1.12%          1.13%
Cash-based core operating return on average assets            1.41%           1.41%           1.35%          1.28%
Return on average equity                                      9.71%          11.49%          14.61%         16.87%
Core operating return on average equity                      11.87%          10.62%          11.04%          9.54%
Cash-based core operating return on average equity           18.07%          13.37%          16.56%         12.22%
Net interest margin-tax equivalent                            4.56%           4.55%           4.43%          4.40%
Equity-to-assets                                             10.11%          11.64%          10.11%         11.64%



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ABC Release
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
                                                    3 MONTHS ENDED                   9 MONTHS ENDED
                                                     SEPTEMBER 30                    SEPTEMBER 30
INCOME STATEMENT (UNAUDITED)                     2000            1999            2000           1999
(Amounts in thousands)
Taxable equivalent net interest income        $   28,777      $   23,918      $   82,959     $   68,441
Provision for loan losses                            588             145           1,224            501
Non-interest income                                6,590           6,713          37,091         39,001
Non-interest expenses                             24,058          18,272          69,320         54,964
Income taxes                                       2,703           3,354          15,604         15,177
Taxable equivalent adjustment                      1,345           1,106           3,923          3,270
NET INCOME                                    $    6,673      $    7,754      $   29,979     $   33,530

BALANCE SHEET AVERAGES  (UNAUDITED)
Total assets                                  $2,723,738      $2,245,352      $2,701,906     $2,246,619
Earning assets                                 2,510,651       2,085,291       2,499,552      2,078,568
Shareholders' equity                             273,504         267,837         273,957        265,796

                                                              3 MONTHS ENDED             9 MONTHS ENDED
NON-CORE ITEMS DETAIL (UNAUDITED)                              SEPTEMBER 30               SEPTEMBER 30
                                                            2000          1999         2000          1999
(Amounts in thousands)
Effect on net income
Add (deduct), net of taxes:
   Security (gains) losses                                     --        $(582)      $(8,973)      $(13,831)
   Insurance settlement                                        --           --            --           (615)
   Gain on sale of fixed assets                                --           --           (93)            --
   Consolidation costs                                      1,491           --         1,491
   Merger/acquisition-related adjustments                      --           --           248           (122)
                                                           ------        ------      -------       --------
TOTAL NET INCOME EFFECT ON NON-CORE ITEMS                  $1,491        $(582)      $(7,327)      $(14,568)
                                                           ======        ======      ========      ========

                                                                 SEPTEMBER 30       DECEMBER 31        SEPTEMBER 30
END OF PERIOD BALANCE SHEET (UNAUDITED)                              2000              1999                1999
(Amounts in thousands)
Total securities                                                  $  546,845         $  492,716          $  482,098
Loans                                                              1,929,777          1,631,396           1,588,399
Allowance for loan losses                                             27,706             23,055              23,499
Intangibles                                                           65,700             32,969              33,929
Total assets                                                       2,746,701          2,340,521           2,261,467
Deposits                                                           2,076,351          1,711,782           1,677,242
Borrowings                                                           367,358            338,049             297,939
Shareholders' equity                                                 277,705            266,964             263,276
Book value per share                                                   17.02              16.17               15.87

ASSET QUALITY (UNAUDITED)
Non-accrual loans                                                 $    2,452         $    1,078          $    1,016
90 days past due and still accruing                                    3,047                990               2,347
OREO                                                                     797                203               1,322
                                                                  ----------         ----------          ----------
Total non-performing assets                                       $    6,296         $    2,271          $    4,685
                                                                  ==========         ==========          ==========
Allowance for Loan Losses-to-loans                                     1.44%              1.41%               1.48%
Allowance for Loan Losses coverage of nonperforming assets            440.1%           1,015.2%              501.6%



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ABC Release
Page 6 of 6

         This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Area's operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects" or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Area's assumptions, but that are beyond Area's control. Additional information and other factors that could affect future financial results are included in Area's filings with the Securities and Exchange Commission.

CONTACT: Edward J. Vega at (270) 688-7812 or Gary R. White (270) 688-7824.


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